Exhibit 99.2

TABLE OF CONTENTS

1 EARNINGS RELEASE ... i – vi

2 FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets ... 1
Condensed Consolidated Statements of Operations ... 2
Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information ... 3
Supplemental Financial Statement Detail ... 4
Same Store Net Operating Income ... 5
Capitalization ... 6
Covenants ... 7
Consolidated Debt Summary ... 8
Summary of Indebtedness ... 9

3 TRANSACTION SUMMARY

Development Projects ... 10-12
Acquisitions and Dispositions ... 13

4 PORTFOLIO SUMMARY

Retail Market Summary ... 14
Retail Operating Portfolio Occupancy ... 15
Top Retail Tenants ... 16
Retail Leasing Activity Summary ... 17
Retail Lease Expirations ... 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations ... 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC.
REPORTS FIRST QUARTER 2018 RESULTS
Oak Brook, IL – May 1, 2018 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2018.
FINANCIAL RESULTS
For the quarter ended March 31, 2018, the Company reported:

▪
Net income attributable to common shareholders of $41.8 million, or $0.19 per diluted share, compared to net loss attributable to common shareholders of $11.5 million, or $0.05 per diluted share, for the same period in 2017;

▪	Funds from operations (FFO) attributable to common shareholders of $55.0 million, or $0.25 per diluted share, compared to $0.5 million, or $0.00 per diluted share, for the same period in 2017; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $55.8 million, or $0.25 per diluted share, compared to $66.9 million, or $0.28 per diluted share, for the same period in 2017.

OPERATING RESULTS
For the quarter ended March 31, 2018, the Company’s portfolio results were as follows:

▪	1.5% increase in same store net operating income (NOI) over the comparable period in 2017;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.4% at March 31, 2018, down 50 basis points from 94.9% at December 31, 2017 and down 40 basis points from 94.8% at March 31, 2017;

▪	Retail portfolio percent leased, including leases signed but not commenced: 94.3% at March 31, 2018, down 60 basis points from 94.9% at December 31, 2017 and flat at March 31, 2017;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.06 at March 31, 2018, up 8.8% from $17.52 ABR per occupied square foot at March 31, 2017;

▪	637,000 square feet of retail leasing transactions comprised of 97 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 31.2% on new leases and 5.6% on renewal leases for a blended re-leasing spread of 6.4%.
“Our predominantly mixed-use, lifestyle and grocery-anchored portfolio is well-positioned to navigate this transitional time in retail real estate as we look to continue to grow shareholder value,” stated Steve Grimes, president and chief executive officer. “In acknowledgment of our success to date in this mission, we were able to enhance our financial flexibility by significantly improving the economics and structure of our recently closed $1.1 billion unsecured credit facility. We thank our bank group for their continued confidence, support and recognition of the great things happening here at RPAI.”

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY
Dispositions
To date in 2018, the Company has completed or is under contract for property dispositions totaling $193.0 million. During the quarter, the Company completed $104.8 million of retail property dispositions, which included the sales of five multi-tenant retail assets for $96.1 million and two single-user retail assets for $8.7 million. Additionally, during the quarter, the Company completed the sale of development air rights for $12.0 million.
Subsequent to quarter end, the Company completed the sale of one single-user retail asset for $1.6 million. In addition, the Company is under contract to sell its one remaining office complex, Schaumburg Towers, for a purchase price of $86.6 million. Schaumburg Towers is classified as held for sale as of March 31, 2018 and the sale is expected to close during the second quarter of 2018, subject to satisfaction of customary closing conditions. The Company is also under contract to sell land and the rights to develop 30 residential units at One Loudoun Downtown for $6.8 million. This transaction is expected to close in three phases with the first phase closing during 2018, subject to satisfaction of customary closing conditions.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of March 31, 2018, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.93%, a weighted average maturity of 5.1 years and a net debt to adjusted EBITDA ratio of 5.4x.
During the quarter, the Company repaid a $10.8 million mortgage payable, excluding amortization, which had an interest rate of 4.82% and incurred a prepayment penalty of $1.0 million.
Subsequent to quarter end, as previously announced, the Company closed on a $1.1 billion amended and restated unsecured credit facility (2018 Unsecured Credit Facility). The 2018 Unsecured Credit Facility was amended and restated as follows:
$850 Million Unsecured Revolving Line of Credit

▪	Increased the capacity on the existing unsecured revolver by $100 million to $850 million;

▪	Set pricing, which is based on the Company’s leverage, at LIBOR plus 105 basis points, a 30 basis point improvement from the previous rate;

▪	Extended the maturity date to April 22, 2022 from January 5, 2020; and

▪	Retained two six-month extension options.
$250 Million Unsecured Term Loan Due 2021

▪	Set pricing, which is based on the Company’s leverage, at LIBOR plus 120 basis points, a 10 basis point improvement from the previous rate; and

▪	Retained the maturity date of January 5, 2021.
$100 Million Unsecured Term Loan Due 2018

▪	Repaid the remaining $100 million unsecured term loan that matures on May 11, 2018.
In recognition of the completion of the Company’s portfolio transformation and its improved portfolio quality, the capitalization rate used to calculate certain financial covenants under the 2018 Unsecured Credit Facility was set at 6.50%, a 25 basis point improvement from the previous rate.

GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.34 to $0.38 per diluted share in 2018. The Company is maintaining its 2018 Operating FFO attributable to common shareholders guidance range of $0.98 to $1.02 per diluted share, based, in part, on the following assumptions:

▪	Same store NOI growth of 2.0% to 3.0%;

▪	Property acquisitions of $50 to $150 million;

▪	Property dispositions of approximately $200 million; and

▪	General and administrative expenses of $40 to $43 million, excluding the impact on earnings from executive separation.
DIVIDEND
On April 24, 2018, the Company declared the second quarter 2018 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on July 10, 2018 to Class A common shareholders of record on June 26, 2018.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, May 2, 2018 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on May 2, 2018 until midnight (ET) on May 16, 2018. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13677165.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of March 31, 2018, the Company owned 106 retail operating properties representing 19.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three months ended March 31, 2018 represents NOI from the Company’s same store portfolio consisting of 103 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three months ended March 31, 2018 represents NOI primarily from properties acquired during 2017, Schaumburg Towers, which is classified as held for sale as of March 31, 2018, two properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the redevelopment portion of Circle East, formerly known as Towson Circle, which has been combined with the Company’s neighboring retail operating property formerly known as Towson Square, the properties that were sold or held for sale in 2017 and 2018 and the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

v

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2018
	Low	High

Net income attributable to common shareholders	$0.34	$0.38
Depreciation and amortization of depreciable real estate	0.785	0.785
Provision for impairment of investment properties	—	—
Gain on sales of depreciable investment properties	(0.14)	(0.14)
FFO attributable to common shareholders	$0.985	$1.025

Impact on earnings from the early extinguishment of debt	0.005	0.005
Gain on sale of non-depreciable investment property	(0.02)	(0.02)
Impact on earnings from executive separation	0.01	0.01
Other	—	—
Operating FFO attributable to common shareholders	$0.98	$1.02

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2018	December 31, 2017
Assets
Investment properties:
Land	$1,042,260	$1,066,705
Building and other improvements	3,553,298	3,686,200
Developments in progress	19,805	33,022
	4,615,363	4,785,927
Less accumulated depreciation	(1,210,147)	(1,215,990)
Net investment properties	3,405,216	3,569,937

Cash and cash equivalents	33,533	25,185
Accounts and notes receivable (net of allowances of $6,675 and $6,567, respectively)	66,893	71,678
Acquired lease intangible assets, net	116,141	122,646
Assets associated with investment properties held for sale	68,799	3,647
Other assets, net	67,139	125,171
Total assets	$3,757,721	$3,918,264

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $962 and $1,024, respectively, unamortized discount of $(569) and $(579), respectively, and unamortized capitalized loan fees of $(527) and $(615), respectively)	$275,316	$287,068
Unsecured notes payable, net (includes unamortized discount of $(823) and $(853), respectively, and unamortized capitalized loan fees of $(3,275) and $(3,399), respectively)	695,902	695,748
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,371) and $(2,730), respectively)	547,629	547,270
Unsecured revolving line of credit	91,000	216,000
Accounts payable and accrued expenses	53,270	82,698
Distributions payable	36,353	36,311
Acquired lease intangible liabilities, net	94,911	97,971
Liabilities associated with investment properties held for sale	2,673	—
Other liabilities	66,023	69,498
Total liabilities	1,863,077	2,032,564

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 219,489 and 219,237 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	219	219
Additional paid-in capital	4,575,191	4,574,428
Accumulated distributions in excess of earnings	(2,684,606)	(2,690,021)
Accumulated other comprehensive income	3,840	1,074
Total equity	1,894,644	1,885,700
Total liabilities and equity	$3,757,721	$3,918,264

1st Quarter 2018 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Rental income	$94,455	$109,974
Tenant recovery income	28,090	30,786
Other property income	2,297	2,933
Total revenues	124,842	143,693

Expenses
Operating expenses	20,255	21,864
Real estate taxes	20,468	21,879
Depreciation and amortization	45,228	53,474
Provision for impairment of investment properties	592	—
General and administrative expenses	12,495	11,213
Total expenses	99,038	108,430

Operating income	25,804	35,263

Interest expense	(18,765)	(85,532)
Other income, net	222	5
Income (loss) from continuing operations	7,261	(50,264)
Gain on sales of investment properties	34,519	41,164
Net income (loss)	41,780	(9,100)
Preferred stock dividends	—	(2,362)
Net income (loss) attributable to common shareholders	$41,780	$(11,462)

Earnings (loss) per common share – basic and diluted
Net income (loss) per common share attributable to common shareholders	$0.19	$(0.05)

Weighted average number of common shares outstanding – basic	218,849	236,294

Weighted average number of common shares outstanding – diluted	219,403	236,294

1st Quarter 2018 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended March 31,
	2018	2017

Net income (loss) attributable to common shareholders	$41,780	$(11,462)
Depreciation and amortization of depreciable real estate	44,950	53,079
Provision for impairment of investment properties	592	—
Gain on sales of depreciable investment properties	(32,340)	(41,164)
FFO attributable to common shareholders	$54,982	$453

FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.00

FFO attributable to common shareholders	$54,982	$453
Impact on earnings from the early extinguishment of debt, net	1,028	66,357
Provision for hedge ineffectiveness	—	6
Gain on sale of non-depreciable investment property	(2,179)	—
Impact on earnings from executive separation (b)	1,737	—
Other (c)	207	130
Operating FFO attributable to common shareholders	$55,775	$66,946

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.28

Weighted average number of common shares outstanding – diluted	219,403	236,294
Dividends declared per common share	$0.165625	$0.165625

Additional Information (d)
Lease-related expenditures (e)
Same store	$5,497	$5,553
Other investment properties (f)	$1,957	$1,336

Capital expenditures (g)
Same store	$4,238	$6,057
Other investment properties	$2,147	$1,638

Straight-line rental income, net	$2,479	$341
Amortization of above and below market lease intangibles and lease inducements	$613	$408
Non-cash ground rent expense (h)	$526	$546

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)	Reflected as an increase to "General and administrative expenses" in the condensed consolidated statements of operations.

(c)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other income, net" in the condensed consolidated statements of operations.

(d)
The same store portfolio for the three months ended March 31, 2018 consists of 103 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	Expenditures are primarily associated with Schaumburg Towers, the Company's one remaining office complex, which is classified as held for sale as of March 31, 2018.

(g)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(h)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

1st Quarter 2018 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	March 31, 2018	December 31, 2017
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $5,691 and $5,618, respectively)	$21,760	$25,605
Straight-line receivables (net of allowances of $984 and $949, respectively)	45,133	46,073
Total	$66,893	$71,678

Other Assets, Net
Deferred costs, net	$27,034	$32,146
Restricted cash – 1031 Exchanges (a)	—	54,087
Restricted cash – other (b)	9,198	7,063
Fair value of derivatives	3,840	1,086
Other assets, net	27,067	30,789
Total	$67,139	$125,171

Other Liabilities
Unearned income	$15,157	$14,976
Straight-line ground rent liability	29,292	32,513
Other liabilities	21,574	22,009
Total	$66,023	$69,498

Developments in Progress
Active developments/redevelopments (c)	$19,805	$33,022

Supplemental Statements of Operations Detail
	Three Months Ended March 31,
	2018	2017
Rental Income
Base rent	$89,941	$107,017
Percentage and specialty rent	1,422	2,208
Straight-line rent	2,479	341
Amortization of above and below market lease intangibles and lease inducements	613	408
Total	$94,455	$109,974

Other Property Income
Lease termination income	$1,019	$1,612
Other property income	1,278	1,321
Total	$2,297	$2,933

Operating Expense Supplemental Information
Bad debt expense	$512	$863
Non-cash ground rent expense (d)	$526	$546

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$2,133	$1,793

Additional Supplemental Information
Capitalized compensation costs - development and capital projects	$581	$478
Capitalized internal leasing incentives	$37	$97
Capitalized interest	$173	$78

(a)	Represents disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges).

(b)	Consists of lenders' escrows and funds restricted through lender or other agreements.

(c)	Represents the active redevelopments at Reisterstown Road Plaza and Circle East, formerly known as Towson Circle. See page 10 for further details.

(d)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

1st Quarter 2018 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of March 31, 2018
	2018	2017	Change

Number of retail operating properties in same store portfolio	103	103	—

Occupancy	93.1%	93.8%	(0.7)%

Percent leased (b)	94.4%	94.8%	(0.4)%

Same Store NOI (c)
	Three Months Ended March 31,
	2018	2017	Change

Base rent	$82,186	$81,309
Percentage and specialty rent	1,095	1,407
Tenant recovery income	26,150	24,460
Other property operating income (d)	1,150	948
	110,581	108,124

Property operating expenses (e)	15,327	15,204
Bad debt expense	498	657
Real estate taxes	17,959	16,623
	33,784	32,484

Same Store NOI (c)	$76,797	$75,640	1.5%

(a)
For the three months ended March 31, 2018, the Company's same store portfolio consists of 103 retail operating properties and excludes properties acquired or placed in service and stabilized during 2017 and 2018, Schaumburg Towers, which is classified as held for sale as of March 31, 2018, two properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the redevelopment portion of Circle East, formerly known as Towson Circle, which has been combined with the Company's neighboring retail operating property formerly known as Towson Square, and investment properties sold or classified as held for sale during 2017 and 2018.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the condensed consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the condensed consolidated statements of operations, which include all items other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash).

1st Quarter 2018 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	March 31, 2018	December 31, 2017
Equity Capitalization
Common stock shares outstanding (a)	219,489	219,237
Common stock share price	$11.66	$13.44
Total equity capitalization	$2,559,242	$2,946,545

Debt Capitalization
Mortgages payable (b)	$275,450	$287,238
Unsecured notes payable (c)	700,000	700,000
Unsecured term loans (d)	550,000	550,000
Unsecured revolving line of credit	91,000	216,000
Total debt capitalization	$1,616,450	$1,753,238

Total capitalization at end of period	$4,175,692	$4,699,783

Calculation of Net Debt to Adjusted EBITDA Ratio (e)

	March 31, 2018	December 31, 2017

Total notional debt	$1,616,450	$1,753,238
Less: consolidated cash and cash equivalents	(33,533)	(25,185)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	—	(54,087)
Total net debt	$1,582,917	$1,673,966
Adjusted EBITDA (f)	$294,332	$302,332
Net Debt to Adjusted EBITDA	5.4x	5.5x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $962 and $1,024, discount of $(569) and $(579), and capitalized loan fees of $(527) and $(615), net of accumulated amortization, as of March 31, 2018 and December 31, 2017, respectively.

(c)
Unsecured notes payable excludes discount of $(823) and $(853) and capitalized loan fees of $(3,275) and $(3,399), net of accumulated amortization, as of March 31, 2018 and December 31, 2017, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(2,371) and $(2,730), net of accumulated amortization, as of March 31, 2018 and December 31, 2017, respectively.

(e)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of this ratio calculation, annualized three months ended figures were used.

1st Quarter 2018 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028

		Covenant		March 31, 2018 (a)	Pro forma 2018 Unsecured Credit Facility as of March 31, 2018 (b)

Leverage ratio (c)		< 60.0%	(c)	33.4%	32.2%

Secured leverage ratio (c)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(c)	5.7%	5.5%

Fixed charge coverage ratio (d)		> 1.50x		3.4x	3.4x

Interest coverage ratio (e)		> 1.50x		4.2x	4.2x

Unencumbered leverage ratio (c)		< 60.0%	(c)	32.0%	30.9%

Unencumbered interest coverage ratio		> 1.75x		4.9x	4.9x

Notes Due 2025 (f)
	Covenant	March 31, 2018

Leverage ratio (g)	< 60.0%	33.0%

Secured leverage ratio (g)	< 40.0%	5.6%

Debt service coverage ratio (h)	> 1.50x	4.5x

Unencumbered assets to unsecured debt ratio	> 150%	319%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016. The Term Loan Due 2023 closed during the year ended December 31, 2016 and funded on January 3, 2017. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)
Subsequent to March 31, 2018, the Company entered into its fifth amended and restated unsecured credit agreement with a syndicate of financial institutions to provide for an unsecured credit facility aggregating $1,100,000 (2018 Unsecured Credit Facility). Pro forma calculations are based on the terms of the 2018 Unsecured Credit Facility. For a complete listing of all covenants related to the Company's 2018 Unsecured Credit Facility as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement, which will be filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q, dated May 2, 2018.

(c)	Based upon a capitalization rate of 6.75% for March 31, 2018 and 6.50% for pro forma 2018 Unsecured Credit Facility covenant calculations.

(d)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.

(e)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(f)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(g)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (f) above.

(h)
Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

1st Quarter 2018 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of March 31, 2018
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$275,450	5.00%	4.8 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	3.3 years
Senior notes – 4.58% due 2024	150,000	4.58%	6.3 years
Senior notes – 4.00% due 2025	250,000	4.00%	7.0 years
Senior notes – 4.08% due 2026	100,000	4.08%	8.5 years
Senior notes – 4.24% due 2028	100,000	4.24%	10.8 years
Total unsecured notes payable (b)	700,000	4.19%	7.0 years

Unsecured credit facility:
Term loan due 2021 – fixed rate (c)	250,000	3.30%	2.8 years
Term loan due 2018 – variable rate	100,000	3.23%	0.1 years
Revolving line of credit – variable rate	91,000	3.23%	1.8 years
Total unsecured credit facility (b)	441,000	3.27%	2.0 years

Term Loan Due 2023 – fixed rate (b) (d)	200,000	2.96%	5.6 years

Total consolidated indebtedness	$1,616,450	3.93%	5.1 years

Consolidated Debt Maturity Schedule as of March 31, 2018

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2018	$3,128	5.08%	$100,000	3.23%	$103,128	6.4%	3.28%
2019	25,257	7.29%	—	—	25,257	1.5%	7.29%
2020	3,923	4.62%	91,000	3.23%	94,923	5.9%	3.28%
2021	372,820	3.63%	—	—	372,820	23.1%	3.63%
2022	157,216	5.00%	—	—	157,216	9.7%	5.00%
2023	231,758	3.12%	—	—	231,758	14.3%	3.12%
2024	151,737	4.57%	—	—	151,737	9.4%	4.57%
2025	251,809	4.00%	—	—	251,809	15.6%	4.00%
2026	101,884	4.08%	—	—	101,884	6.3%	4.08%
2027	21,409	4.46%	—	—	21,409	1.3%	4.46%
Thereafter	104,509	4.22%	—	—	104,509	6.5%	4.22%
Total	$1,425,450	4.02%	$191,000	3.23%	$1,616,450	100.0%	3.93%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of March 31, 2018, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.14%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $962, discount of $(569) and capitalized loan fees of $(527), net of accumulated amortization, as of March 31, 2018. Unsecured notes payable excludes discount of $(823) and capitalized loan fees of $(3,275), net of accumulated amortization, as of March 31, 2018. Term loans exclude capitalized loan fees of $(2,371), net of accumulated amortization, as of March 31, 2018. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through January 5, 2021. The applicable credit spread was 1.30% as of March 31, 2018.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of March 31, 2018.

(e)	Represents interest rates as of March 31, 2018.

1st Quarter 2018 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of March 31, 2018
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 3/31/2018
Consolidated Indebtedness
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	$7,363
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,261
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,010
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,302
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	773
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	33,969
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	45,840
Gateway Village	01/01/23	4.14%		Fixed	Secured	34,070
Northgate North	06/01/27	4.50%		Fixed	Secured	25,728
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	14,358
Mortgages payable (b)						275,450

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (b)						700,000

Term loan due 2021	01/05/21	3.30%	(c)	Fixed	Unsecured	250,000
Term loan due 2018	05/11/18	3.23%		Variable	Unsecured	100,000
Revolving line of credit	01/05/20	3.23%		Variable	Unsecured	91,000
Unsecured credit facility (b)						441,000

Term Loan Due 2023 (b)	11/22/23	2.96%	(d)	Fixed	Unsecured	200,000

Total consolidated indebtedness	05/06/23	3.93%				$1,616,450

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of March 31, 2018, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.14%.

(b)
Mortgages payable excludes mortgage premium of $962, discount of $(569) and capitalized loan fees of $(527), net of accumulated amortization, as of March 31, 2018. Unsecured notes payable excludes discount of $(823) and capitalized loan fees of $(3,275), net of accumulated amortization, as of March 31, 2018. Term loans exclude capitalized loan fees of $(2,371), net of accumulated amortization, as of March 31, 2018.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through January 5, 2021. The applicable credit spread was 1.30% as of March 31, 2018.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of March 31, 2018.

1st Quarter 2018 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of March 31, 2018
(dollar amounts in thousands)

Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date		Incremental Gross Leasable Area (GLA)	Completion/Targeted Completion (c)	Targeted Stabilization (d)	Projected Incremental Return on Cost (e)	Project Description

Redevelopments
Reisterstown Road Plaza	Baltimore	No	$9,500-$10,500	$8,447		(61,200)	Q4 2017	Q4 2018	10.5%-11.5%	Reconfigured existing space and completed a facade renovation; redevelopment GLA of approximately 39,600 sq. ft. is 77% leased and 53% occupied as of March 31, 2018
Circle East (f) (f/k/a Towson Circle)	Baltimore	(f)	$33,000-$35,000	$3,409	(g)	(40,000)	Q4 2019	Q4 2020	8.0%-10.0%	Mixed-use redevelopment that will include double-sided street level retail with approximately 370 third-party-owned residential units above

Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Near-Term Redevelopment, Expansions and Pad Development Pipeline
Boulevard at the Capital Centre	Washington, D.C.	No	2018
Phased redevelopment with the University of Maryland Capital Region Medical Center, which broke ground in November 2017. In addition to the Medical Center, the project could include up to 3,000,000 sq. ft. of retail, residential, hospitality and medical office use

One Loudoun Downtown (Pad G & H)	Washington, D.C.	Yes	2019	Vacant pad development to include 36,000–80,000 sq. ft. of commercial GLA and 378 residential units. See site plan on page 12.
One Loudoun Downtown (Pad T)	Washington, D.C.	Yes	2020	Vacant pad development to include 10,000–25,000 sq. ft. of commercial GLA. See site plan on page 12.

Redevelopment Opportunities
Merrifield Town Center II	Washington, D.C.	Yes	TBD	Mixed-use redevelopment with increased density and site optimization
Tysons Corner	Washington, D.C.	Yes	TBD	Redevelopment with increased density

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project.

(b)
Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and contributions from project partners, as applicable.

(c)
Targeted completion represents the projected date of completion of major construction activity of the redevelopment's base building. Generally, targeted completion is expected to occur prior to the redevelopment being considered substantially complete and ready for its intended use due to expected timing of the completion of tenant improvements.

(d)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.

(e)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(f)
Circle East is the rebranded combined retail and entertainment destination of the Company's existing operating property Towson Square (which is included in the Company's same store portfolio) and the redevelopment at Towson Circle (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment).

(g)	Net costs inception to date are net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop residential units.
The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

1st Quarter 2018 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of March 31, 2018 (continued)
(dollar amounts in thousands)

The Company has identified the following potential expansion and pad development opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Potential Additional Commercial Square Feet	Residential Unit Rights Under Contract for Sale

Expansions and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown (b)	Washington, D.C.	Yes	77,000 - 136,000	30
Main Street Promenade	Chicago	No (c)	62,000
Plaza del Lago	Chicago	No (c)	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Reisterstown Road Plaza	Baltimore	No (d)	8,000 - 12,000
Gateway Plaza	Dallas	Yes	8,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Downtown Crown	Washington, D.C.	Yes	3,500 - 36,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio as of March 31, 2018.

(b)
One Loudoun Downtown includes three vacant parcels that have been identified for future development of up to 136,000 square feet of commercial GLA and a parcel with rights to develop 30 residential units, which is under contract for sale. See One Loudoun Downtown's site plan on page 12.

(c)	Property was acquired subsequent to December 31, 2016, and as such, does not meet the criteria to be included in the Company's same store portfolio as of March 31, 2018.

(d)	Property is an active redevelopment, and as such, does not meet the criteria to be included in the Company's same store portfolio as of March 31, 2018.

Property Name	MSA	Included in Same store portfolio (e)	Total Estimated Net Costs (f)	Net Costs Inception to Date	Incremental GLA	Completion	Projected Incremental Return on Cost (f)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	Yes	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,468	$3,468	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,507	$1,507	(360)	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant	Charlotte	Yes	$2,470	$2,470	32,500	Q2 2017	14.7%	32,500 sq. ft. multi-tenant retail
Shops at Park Place	Dallas	Yes	$3,956	$3,956	25,040	Q2 2017	9.1%	25,040 sq. ft. pad development
Lakewood Towne Center	Seattle	Yes	$1,900	$1,900	4,500	Q3 2017	7.3%	4,500 sq. ft. pad development

(e)	See footnote (a) above regarding the Company's same store portfolio.

(f)	See footnotes (b) and (e) on page 10 regarding total estimated net costs and projected incremental return on cost, respectively.

1st Quarter 2018 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of March 31, 2018 (continued)
One Loudoun Downtown Site Plan

# ONE LOUDOUN DOWNTOWN

**LEGEND**

PAD G and H
36,000–80,000 SQ. FT.

PAD T
10,000–25,000 SQ. FT.

UNDER CONTRACT
FOR SALE

FUTURE PHASES
77,000–136,000 SQ. FT.

EXISTING
MULTI-TENANT
RETAIL 328,000 SQ. FT.
OFFICE 135,000 SQ. FT.

Townhomes under construction
(not owned by RPAI)
30 Residential Units
PARKING GARAGE
FUTURE PHASE
PAD G
EXCHANGE STREET
RUSSELL BRANCH PKWY
THORNDIKE STREET
FUTURE PHASE
PAD H
PARKING GARAGE
PAD T
FUTURE PHASE

1st Quarter 2018 Supplemental Information	12

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Three Months Ended March 31, 2018
(amounts in thousands, except square footage amounts)

Acquisitions
The Company did not acquire any properties during the three months ended March 31, 2018.
Dispositions

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

Crown Theater	January 19, 2018	Single-user retail	74,200	$6,900	$—	$—
Cranberry Square	February 15, 2018	Multi-tenant retail	195,200	23,500	—	—
Rite Aid Store (Eckerd) – Crossville, TN	March 7, 2018	Single-user retail	13,800	1,800	—	—
Home Depot Plaza	March 20, 2018	Multi-tenant retail	135,600	16,250	10,750	974
Governor's Marketplace	March 21, 2018	Multi-tenant retail	243,100	23,500	—	—
Stony Creek I & Stony Creek II (a)	March 28, 2018	Multi-tenant retail	204,800	32,800	—	—

Total 2018 dispositions (through March 31, 2018)			866,700	$104,750	$10,750	$974

(a)	The terms of the disposition of Stony Creek I and Stony Creek II were negotiated as a single transaction.
In addition to the property dispositions listed above, during the three months ended March 31, 2018, the Company received consideration of $11,970 in connection with the sale of air rights at Circle East.

Subsequent to March 31, 2018, the Company closed on the following disposition:

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

CVS Pharmacy – Lawton, OK	April 19, 2018	Single-user retail	10,900	$1,600	$—	$—

	Subsequent disposition		10,900	$1,600	$—	$—

1st Quarter 2018 Supplemental Information	13

Retail Properties of America, Inc.
Retail Market Summary as of March 31, 2018
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$82,941	24.7%	$22.28	3,938	20.6%	94.5%	94.8%
New York	9	35,005	10.4%	28.37	1,292	6.8%	95.5%	96.0%
Washington, D.C.	8	33,423	10.0%	27.12	1,384	7.2%	89.0%	94.5%
Chicago	8	28,272	8.4%	22.97	1,358	7.1%	90.6%	91.8%
Seattle	8	20,985	6.3%	15.48	1,477	7.7%	91.7%	92.5%
Atlanta	9	18,614	5.6%	13.46	1,513	7.9%	91.4%	93.4%
Houston	9	15,263	4.5%	14.37	1,140	6.0%	93.1%	95.3%
Baltimore	4	13,396	4.0%	16.81	865	4.5%	92.2%	92.9%
San Antonio	3	12,517	3.7%	17.50	722	3.8%	99.2%	100.0%
Phoenix	3	10,078	3.0%	17.39	632	3.3%	91.7%	93.6%
Los Angeles	1	5,272	1.6%	28.17	255	1.3%	73.4%	73.4%
Riverside	1	4,598	1.4%	15.72	292	1.5%	100.0%	100.0%
St. Louis	1	4,106	1.2%	9.61	453	2.4%	94.3%	94.3%
Charlotte	1	3,378	1.0%	11.70	320	1.7%	90.3%	96.2%
Tampa	1	2,379	0.7%	19.52	126	0.7%	97.0%	97.0%
Subtotal	85	290,227	86.5%	19.84	15,767	82.5%	92.8%	94.2%

Non-Top 25 MSAs by State
Texas	7	13,609	4.1%	14.33	1,002	5.2%	94.8%	95.0%
Massachusetts	2	7,023	2.1%	11.69	643	3.4%	93.4%	93.4%
Michigan	1	6,730	2.0%	23.46	332	1.8%	86.4%	87.8%
Virginia	1	4,909	1.5%	17.93	308	1.6%	89.0%	89.7%
Washington	1	4,104	1.2%	12.58	378	2.0%	86.3%	98.4%
Tennessee	2	4,006	1.2%	11.42	364	1.9%	96.3%	97.1%
Maryland	1	2,150	0.6%	20.24	113	0.6%	94.1%	94.1%
South Carolina	1	1,869	0.5%	13.44	141	0.7%	98.3%	98.3%
Connecticut	1	954	0.3%	16.39	58	0.3%	100.0%	100.0%
Subtotal	17	45,354	13.5%	14.67	3,339	17.5%	92.6%	94.3%

Total Multi-Tenant Retail	102	335,581	100.0%	18.94	19,106	100.0%	92.8%	94.2%

Single-User Retail	4	9,104		24.86	366		100.0%	100.0%

Total Operating Portfolio (b)	106	$344,685		$19.06	19,472		92.9%	94.3%

(a)
Excludes $11,415 of multi-tenant retail ABR and 1,114 square feet of multi-tenant retail GLA attributable to the Company's two active redevelopments and one property where the Company has begun activities in anticipation of future redevelopment, which are located in the Washington, D.C. and Baltimore MSAs. Including these amounts, 86.9% of the Company's multi-tenant retail ABR and 83.5% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)	Excludes (i) Schaumburg Towers, which is classified as held for sale as of March 31, 2018, and (ii) 15 residential units.

1st Quarter 2018 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of March 31, 2018
(square footage in thousands)

Total Retail Operating Portfolio:

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	85		17		102		4		106
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,213	96.3%	1,642	95.0%	8,855	96.1%	355	100.0%	9,210	96.2%	97.3%
10,000-24,999 sq ft	3,080	90.5%	611	96.0%	3,691	91.4%	11	100.0%	3,702	91.4%	94.1%
Anchor	10,293	94.6%	2,253	95.2%	12,546	94.7%	366	100.0%	12,912	94.8%	96.4%

5,000-9,999 sq ft	2,195	92.4%	382	95.7%	2,577	92.9%	—	—	2,577	92.9%	93.7%
0-4,999 sq ft	3,279	87.4%	704	82.4%	3,983	86.5%	—	—	3,983	86.5%	87.8%
Non-Anchor	5,474	89.4%	1,086	87.1%	6,560	89.0%	—	—	6,560	89.0%	90.1%

Total	15,767	92.8%	3,339	92.6%	19,106	92.8%	366	100.0%	19,472	92.9%	94.3%

1st Quarter 2018 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of March 31, 2018
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of March 31, 2018. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	13	$9,162	2.7%	$17.06	537	3.0%

Regal Entertainment Group	Edwards Cinema	2	6,911	2.0%	31.56	219	1.2%

Ross Stores, Inc.	Ross Dress for Less	20	6,898	2.0%	11.81	584	3.2%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, Cost Plus World Market	18	6,780	2.0%	14.13	480	2.7%

AB Acquisition LLC	Safeway, Jewel-Osco, Tom Thumb	9	6,649	1.9%	13.68	486	2.7%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	22	6,642	1.9%	10.58	628	3.5%

PetSmart, Inc.		18	5,816	1.7%	16.20	359	2.0%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	17	4,969	1.4%	12.97	383	2.1%

Ascena Retail Group, Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	40	4,726	1.4%	22.61	209	1.2%

BJ's Wholesale Club, Inc.		2	4,609	1.3%	18.81	245	1.3%

Ahold U.S.A. Inc.	Stop & Shop	3	4,326	1.3%	23.64	183	1.0%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	22	4,287	1.2%	16.88	254	1.4%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.4%

The Kroger Co.	Kroger, Harris Teeter, QFC	7	3,638	1.1%	10.42	349	1.9%

Mattress Firm Holding Corp.	Mattress Firm, Sleepy's, Sleep Experts, Sleep America	25	3,564	1.0%	28.29	126	0.7%

Office Depot, Inc.	Office Depot, OfficeMax	11	3,417	1.0%	13.83	247	1.4%

Barnes & Noble, Inc.		7	3,415	1.0%	19.85	172	0.9%

Party City Holdings Inc.		16	3,341	1.0%	14.16	236	1.3%

Pier 1 Imports, Inc.		16	3,172	0.9%	19.70	161	0.9%

Petco Animal Supplies, Inc.		13	3,051	0.9%	16.95	180	1.0%
Total Top Retail Tenants		285	$99,317	28.8%	$14.94	6,648	36.8%

1st Quarter 2018 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of March 31, 2018 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q1 2018	97	637	$22.22	$20.88	6.4%	4.7	$11.82
Q4 2017	126	665	$24.15	$20.77	16.3%	7.0	$29.78
Q3 2017	123	787	$17.52	$16.42	6.7%	5.5	$8.27
Q2 2017	140	797	$17.65	$16.32	8.1%	5.7	$8.63
Total – 12 months	486	2,886	$19.94	$18.26	9.2%	5.8	$14.11

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2018	80	523	$21.86	$20.71	5.6%	4.2	$2.41
Q4 2017	73	311	$22.38	$21.30	5.1%	4.7	$1.39
Q3 2017	84	623	$17.06	$16.03	6.4%	5.1	$1.96
Q2 2017	107	637	$17.03	$16.13	5.6%	4.8	$0.73
Total – 12 months	344	2,094	$19.04	$18.01	5.7%	4.7	$1.61

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2018	5	14	$35.28	$26.90	31.2%	8.8	$58.08
Q4 2017	25	176	$27.26	$19.84	37.4%	9.4	$62.09
Q3 2017	14	61	$22.12	$20.31	8.9%	7.8	$51.06
Q2 2017	9	71	$23.16	$18.04	28.4%	9.3	$39.94
Total – 12 months	53	322	$25.73	$19.84	29.7%	9.1	$54.95

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2018	12	100	$15.10	n/a	n/a	6.9	$54.54
Q4 2017	28	178	$22.05	n/a	n/a	8.0	$47.28
Q3 2017	25	103	$22.13	n/a	n/a	6.4	$20.88
Q2 2017	24	89	$22.72	n/a	n/a	7.3	$40.36
Total – 12 months	89	470	$20.72	n/a	n/a	7.3	$41.71

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

1st Quarter 2018 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of March 31, 2018
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of March 31, 2018, of lease expirations scheduled to occur during the remainder of 2018 and each of the nine calendar years from 2019 to 2027 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of March 31, 2018. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	215	$19,965	5.8%	$24.41	$19,984	$24.43	818	4.5%	4.2%
2019	418	57,700	16.7%	20.56	58,031	20.68	2,806	15.5%	14.4%
2020	317	34,904	10.1%	18.82	35,686	19.24	1,855	10.3%	9.5%
2021	279	42,478	12.3%	20.32	43,493	20.81	2,090	11.6%	10.7%
2022	302	47,784	13.9%	16.49	49,704	17.15	2,898	16.0%	14.8%
2023	240	39,289	11.4%	17.61	41,532	18.62	2,231	12.3%	11.5%
2024	159	23,709	6.9%	17.99	26,121	19.82	1,318	7.3%	6.8%
2025	101	19,688	5.8%	17.13	21,665	18.86	1,149	6.3%	5.9%
2026	76	15,382	4.4%	21.54	17,862	25.02	714	3.9%	3.7%
2027	80	13,232	3.9%	15.62	15,051	17.77	847	4.7%	4.4%
Thereafter	74	29,609	8.5%	22.31	35,886	27.04	1,327	7.4%	6.8%
Month to month	17	945	0.3%	27.00	945	27.00	35	0.2%	0.2%
Leased Total	2,278	$344,685	100.0%	$19.06	$365,960	$20.23	18,088	100.0%	92.9%

Leases signed but not commenced	30	$6,525	—	$24.17	$7,439	$27.55	270	—	1.4%
Available							1,114	—	5.7%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	16	$5,061	1.5%	$18.08	$5,061	$18.08	280	1.5%	1.4%
2019	63	28,787	8.3%	16.38	28,851	16.42	1,757	9.7%	9.0%
2020	42	13,459	3.9%	12.93	13,543	13.01	1,041	5.8%	5.3%
2021	48	22,374	6.5%	16.12	22,533	16.23	1,388	7.7%	7.1%
2022	60	26,916	7.8%	12.40	27,541	12.69	2,170	12.0%	11.1%
2023	54	21,224	6.2%	13.32	21,803	13.69	1,593	8.8%	8.2%
2024	30	10,276	3.0%	11.33	10,938	12.06	907	5.0%	4.7%
2025	25	10,534	3.1%	12.38	11,232	13.20	851	4.7%	4.4%
2026	23	8,422	2.4%	17.22	9,324	19.07	489	2.7%	2.5%
2027	16	6,460	1.9%	10.42	7,031	11.34	620	3.4%	3.2%
Thereafter	29	22,964	6.6%	19.95	27,247	23.67	1,151	6.4%	5.9%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	406	$176,477	51.2%	$14.41	$185,104	$15.11	12,247	67.7%	62.8%

Leases signed but not commenced	9	$4,260	—	$20.99	$4,863	$23.96	203	—	1.0%
Available							462	—	2.4%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	199	$14,904	4.3%	$27.70	$14,923	$27.74	538	3.0%	2.8%
2019	355	28,913	8.4%	27.56	29,180	27.82	1,049	5.8%	5.4%
2020	275	21,445	6.2%	26.35	22,143	27.20	814	4.5%	4.2%
2021	231	20,104	5.8%	28.64	20,960	29.86	702	3.9%	3.6%
2022	242	20,868	6.1%	28.66	22,163	30.44	728	4.0%	3.7%
2023	186	18,065	5.2%	28.32	19,729	30.92	638	3.5%	3.3%
2024	129	13,433	3.9%	32.68	15,183	36.94	411	2.3%	2.1%
2025	76	9,154	2.7%	30.72	10,433	35.01	298	1.6%	1.5%
2026	53	6,960	2.0%	30.93	8,538	37.95	225	1.2%	1.2%
2027	64	6,772	2.0%	29.83	8,020	35.33	227	1.3%	1.2%
Thereafter	45	6,645	1.9%	37.76	8,639	49.09	176	1.0%	0.9%
Month to month	17	945	0.3%	27.00	945	27.00	35	0.2%	0.2%
Leased Total	1,872	$168,208	48.8%	$28.80	$180,856	$30.96	5,841	32.3%	30.1%

Leases signed but not commenced	21	$2,265	—	$33.81	$2,576	$38.45	67	—	0.4%
Available							652	—	3.3%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

1st Quarter 2018 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and residential units, of which the Company owned 62,000 square feet of managed storage space and 15 residential units as of March 31, 2018.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

1st Quarter 2018 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three months ended March 31, 2018 represents NOI from the Company's same store portfolio consisting of 103 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three months ended March 31, 2018 represents NOI primarily from properties acquired during 2017, Schaumburg Towers, which is classified as held for sale as of March 31, 2018, two properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the redevelopment portion of Circle East, formerly known as Towson Circle, which has been combined with the Company's neighboring retail operating property formerly known as Towson Square, the properties that were sold or held for sale in 2017 and 2018 and the net income from the Company's wholly-owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to "Net income attributable to common shareholders" as an indicator of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

1st Quarter 2018 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Same Store NOI

	Three Months Ended March 31,
	2018	2017

Net income (loss) attributable to common shareholders	$41,780	$(11,462)
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	—	2,362
Gain on sales of investment properties	(34,519)	(41,164)
Depreciation and amortization	45,228	53,474
Provision for impairment of investment properties	592	—
General and administrative expenses	12,495	11,213
Interest expense	18,765	85,532
Straight-line rental income, net	(2,479)	(341)
Amortization of acquired above and below market lease intangibles, net	(854)	(731)
Amortization of lease inducements	241	323
Lease termination fees	(1,019)	(1,612)
Straight-line ground rent expense	666	686
Amortization of acquired ground lease intangibles	(140)	(140)
Other income, net	(222)	(5)
NOI	80,534	98,135
NOI from Other Investment Properties	(3,737)	(22,495)
Same Store NOI	$76,797	$75,640

1st Quarter 2018 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	March 31, 2018	December 31, 2017

Mortgages payable, net	$275,316	$287,068
Unsecured notes payable, net	695,902	695,748
Unsecured term loans, net	547,629	547,270
Unsecured revolving line of credit	91,000	216,000
Total	1,609,847	1,746,086
Mortgage premium, net of accumulated amortization	(962)	(1,024)
Mortgage discount, net of accumulated amortization	569	579
Unsecured notes payable discount, net of accumulated amortization	823	853
Capitalized loan fees, net of accumulated amortization	6,173	6,744
Total notional debt	1,616,450	1,753,238
Less: consolidated cash and cash equivalents	(33,533)	(25,185)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	—	(54,087)
Total net debt	$1,582,917	$1,673,966

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2018	December 31, 2017

Net income attributable to common shareholders	$41,780	$103,144
Preferred stock dividends	—	6,780
Interest expense	18,765	18,015
Depreciation and amortization	45,228	46,598
Gain on sales of investment properties	(34,519)	(107,101)
Provision for impairment of investment properties	592	8,147
Impact on earnings from executive separation	1,737	—
Adjusted EBITDA	$73,583	$75,583
Annualized	$294,332	$302,332

1st Quarter 2018 Supplemental Information	22